EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                ESSEX CORPORATION

                              SDL ACQUISITION, INC.

                      SENSYS DEVELOPMENT LABORATORIES, INC.

                                       AND

                           THE PRINCIPAL SHAREHOLDERS

                          DATED AS OF FEBRUARY 21, 2003


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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of February 21, 2003, by and among Essex Corporation, a Virginia corporation ("Essex"), SDL Acquisition, Inc., a Maryland corporation and wholly owned subsidiary of Essex (the "Purchaser"), Sensys Development Laboratories, Inc., a Maryland corporation (the "Company") and the undersigned principal shareholders of the Company (each a "Principal Shareholder" and collectively, the "Principal Shareholders").

                                    RECITALS

         A. The Company, Essex and the Purchaser believe it advisable and in their respective best interests to effect a merger of the Company and the Purchaser pursuant to this Agreement (the "Merger").

         B. The Board of Directors of the Company has approved this Agreement and the Merger as required by applicable law.

         C. The Boards of Directors of Essex and the Purchaser and the sole stockholder of the Purchaser have approved this Agreement and the Merger as required by applicable law.

         D. Concurrent with the execution and delivery of this Agreement, as a material inducement to Essex to enter into this Agreement, the Principal Shareholders are entering into voting agreements, in substantially the form attached hereto as EXHIBIT A (the "Voting Agreements") with Essex.

         E. It is intended that the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                    AGREEMENT

         In consideration of the terms hereof, the parties hereto agree as follows:

                             ARTICLE I - THE MERGER

1.1      THE MERGER

         Upon the terms and subject to the conditions hereof, (a) at the Effective Time (as defined in Section 1.3 hereof) the separate existence of the Purchaser shall cease and the Purchaser shall be merged with and into the Company (the Company as the surviving corporation after the Merger is sometimes referred to herein as the "Surviving Corporation"), and (b) from and after the Effective Time, the Merger shall have all the effects of a merger under the laws of the State of Maryland and other applicable law.

1.2      THE CLOSING

         Subject to the terms and conditions of this Agreement, the closing of the Merger pursuant to this Agreement (the "Closing") shall take place on the earliest practicable business day (the "Closing Date") after the satisfaction or waiver of the conditions set forth in Articles IV and V at 10:00 a.m. local time at the offices of Whiteford, Taylor & Preston L.L.P., 7 St. Paul Street, Baltimore, Maryland 21202, or such other date, time or location as Essex and the Company shall agree.



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1.3      EFFECTIVE DATE AND TIME

         On the Closing Date and subject to the terms and conditions hereof, (i) articles of merger complying with the applicable provisions of the Maryland General Corporation Law ("Maryland Law"), substantially in the form attached as
Exhibit 1.3(II) (the "Articles of Merger"), shall be delivered for filing to the Maryland State Department of Assessments and Taxation (the "SDAT"). The Merger shall become effective on the date (the "Effective Date") and at the time (the "Effective Time") of the filing of the Articles of Merger with the SDAT or at such other time as may be specified in the Articles of Merger as filed. If the SDAT requires any changes in the Articles of Merger as a condition to filing or to issuing its certificate to the effect that the Merger is effective, Essex, the Purchaser and the Company will execute any necessary revisions incorporating such changes, provided such changes are not inconsistent with and do not result in any material change in the terms of this Agreement.

1.4      ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

         At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to conform to the substantive portions of the Articles of Incorporation of the Purchaser in effect immediately prior to the Effective Time. Thereafter, the Articles of Incorporation of the Surviving Corporation may be amended in accordance with their terms and as provided by law.

1.5      BYLAWS OF THE SURVIVING CORPORATION

         At the Effective Time, the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation. Thereafter, the Bylaws may be amended or repealed in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by law.

1.6      DIRECTORS AND OFFICERS

         At the Effective Time, the directors and officers of the Surviving Corporation shall be the directors and officers of the Purchaser immediately prior to the Effective Time, and such directors and officers shall hold office in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation.

1.7      Actions at the Closing

         At the Closing: (a) the Company and the Principal Shareholders shall deliver to the Essex the various certificates, instruments and documents referred to in Article IV; (b) Essex and the Purchaser shall deliver to the Company and the Principal Shareholders the various certificates, instruments and documents referred to in Article V; (c) the Company and the Purchaser shall file the Articles of Merger with the SDAT as provided in Section 1.3; and (d) Essex shall deliver letters of transmittal to accompany the shares of Company Common Stock being exchanged for cash and Essex Common Stock as provided in Sections
1.8.3 and 1.8.5.

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1.8      CONSIDERATION AND CONVERSION OF SHARES

         1.8.1    MERGER CONSIDERATION

         As a result of the Merger and the conversion of the vested options to purchase shares of Company Capital Stock set forth in Schedule 2.3(c) to the Disclosure Memorandum (the "Options") into Essex Options as provided in this Agreement, holders of Company Capital Stock and Options shall receive total consideration with an assigned value of $4,325,000 (the "Merger Consideration"), which shall consist of the Share Consideration as defined in Section 1.8.2 with an assigned value of $3,723,164 (in the case of the Escrow Shares, subject to adjustment as provided in Section 1.8.3(b)(i)(B) and Article VIII hereof) and the Option Consideration with an assigned value of $601,836 as defined in
Section 1.8.4.

         1.8.2    SHARE CONSIDERATION

                  For purposes of this Agreement the term "Share Consideration" shall mean the aggregate of (a) the cash paid to the Principal Shareholders pursuant to Section 1.8.3(b)(i)(A), (b) the number of shares of Essex common stock, no par value per share (the "Essex Common Stock"), issuable to the Principal Shareholders pursuant to Sections 1.8.3(b)(i)(A) and 1.8.3(b)(i)(B) below (in the case of the Escrow Shares as provided in Section 1.8.3(b)(i)(B)(y) and Article VIII hereof), and (c) the number of shares of Essex Common Stock issued to the shareholders of the Company who are not Principal Shareholders (the "Other Shareholders") pursuant to Section 1.8.3(b)(ii) below.

         1.8.3    EXCHANGE RATIO; ESCROW SHARES

         As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) All shares of any class of capital stock of the Company held by the Company as treasury shares shall be canceled.

                  (b) Each issued and outstanding share of common stock of the Company (the "Company Capital Stock") shall be converted into the right to receive Share Consideration as set forth below.

                           (i)  The  Principal  Shareholders  shall  receive  in
exchange for their shares of Company Capital
Stock the following:

                                    (A)     a cash payment of $309,000 delivered
within thirty (30) days of the Closing Date, and 299,785 shares of Essex Common Stock with an assigned value of $926,336, to be allocated among the Principal Shareholders as set forth in EXHIBIT 1.8.3(B)(I)(A); and

                                    (B)  Shares of Essex  Common  Stock  with an
assigned value of $2,332,664 (the "Determination Price Shares"). The actual number of Determination Price Shares issuable to the Principal Shareholders will be determined by dividing $2,332,664 by the "Determination Price," i.e., the weighted average closing price of a share of Essex Common Stock for the twenty
(20) trading days immediately preceding the first anniversary of the Effective Date (the "Pricing Period"); PROVIDED, HOWEVER, that notwithstanding the actual twenty (20) day weighted average closing price per share, the Determination Price shall not be greater than $7.00 nor less than $3.09 per share. The maximum number of Determination Price Shares shall be 754,907 shares ($2,332,664 divided by $3.09) (the

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"Maximum DP Shares") and the minimum number of Determination  Price Shares shall be 333,238 shares ($2,332,664 divided by $7.00). Within ten (10) days following the Closing Date, Essex shall:

                                            (x)    issue    205,000    of    the
Determination Price Shares (the "Initial Shares") to the Principal Shareholders to be allocated among them according to their respective holdings of Company Capital Stock; and

                                            (y)   deposit   into   escrow   (the
"Escrow") 549,907 shares of Essex Common Stock (the "Escrow Shares"), representing the Maximum DP Shares less the Initial Shares issued pursuant to
Section 1.8.3(b)(i)(B)(x) above, with Whiteford, Taylor & Preston L.L.P., as escrow agent (the "Escrow Agent"), to be held and administered by the Escrow Agent in accordance with an escrow agreement in substantially in the form attached hereto as EXHIBIT 1.8.3(B)(I)(B) (the "Escrow Agreement"). Within ten
(10) days following its receipt of the Escrow Shares, the Escrow Agent shall cause 128,238 shares (the "Released Shares") to be released to the Principal Shareholders to be allocated among them according to their respective holdings of Company Capital Stock. If the Determination Price is less than $7.00 per share then, within ten (10) days following the end of the Pricing Period (the "Final Release Date"), the Escrow Agent shall release a number of Escrow
Shares  to  the  Principal  Shareholders  determined  by the following formula:


  -----------------------------------------------------------------------------------------------------------------
                     (a)                        (b)                         (c)                   (d)

  Number of     $2,332,664 divided by      Determination     LESS: the Initial Shares and   LESS: Escrow Shares
                                                             ----                           ----
  additional                               Price             the Released Shares            released to Essex
  shares  =                                                                                 pursuant to the
                                                             ----------------------------   indemnification
                                                                                            provisions contained in
  (a) divided by                                             (a) divided (b) less (c)       Article VIII hereof or
  (b) less (c)                                               are referred to                subject to pending
  less (d)                                                   as the "Final Determination    indemnification claims
                                                             Price Shares"

  -----------------------------------------------------------------------------------------------------------------

By way of example, if the Determination Price is $5.00 per share, and no Escrow Shares have been released from Escrow to Essex pursuant to Essex indemnification claims made pursuant to Article VIII, then the Principal Shareholders would be entitled to a distribution of 133,295 shares of Essex Common Stock ($2,332,664 /
5.00 less the Initial Shares and the Released Shares = 133,295 shares). All Escrow Shares that are not (i) released to Essex pursuant to the indemnification provisions of Article VIII or (ii) released from the escrow to the Principal Shareholders pursuant to this Section 1.8.3(b)(i)(B)(y) shall revert to Essex. By executing this Agreement, the Principal Shareholders shall agree to be bound with respect to the indemnification obligations of the Principal Shareholders and the procedures set forth in Article VIII hereof. Notwithstanding the escrow of the Escrow Shares, dividends or other distributions declared and paid on such shares shall continue to be paid by Essex to the holders of Escrow Shares and all voting rights with respect to such shares shall inure to the benefit of and be enjoyed by the Principal Shareholders. Any securities received by the Escrow Agent in respect of any Escrow Shares held in Escrow as a result of any stock split or combination of shares of Essex Common Stock, payment of a stock dividend or other stock distribution in or on shares of Essex Common Stock, or change of Essex Common Stock into any other securities pursuant to or as a part of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of Essex, or otherwise, shall be held by the Escrow Agent as, and shall be included within the definition of, Escrow Shares.

                           (ii) Each Other  Shareholder  shall receive  1.485652
shares of Essex Common Stock for each
share of Company Capital Stock owned by such Shareholder, resulting, in the aggregate, in the issuance to the Other Shareholders of 50,215 shares of Essex Common Stock with an assigned value of $155,164.

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                  (c) Each issued and outstanding  share of capital stock of the
Purchaser shall continue to remain outstanding as a share of capital stock of the Surviving Corporation.

         1.8.4    OPTION CONSIDERATION

         Each outstanding Option, whether or not exercisable, shall be converted by Essex into an options to purchase shares of Essex Common Stock (the "Essex Options") with an assigned aggregate value of $601,836 (the "Option Consideration") determined as set forth on EXHIBIT 1.8.4 hereto. The Essex Options will be issued in the amounts and with exercise prices per share, and shall be subject to the other terms and conditions, as set forth in EXHIBIT
1.8.4. As of the Effective Date, the Company's 1998 Stock Option and Ownership Plan will terminate.

         1.8.5    EXCHANGE OF CERTIFICATES

         (a) On or following the Closing Date, the Shareholders shall surrender the certificates representing their shares of Company Capital Stock (the "Company Stock Certificates") to Essex for cancellation together with a duly completed and validly executed letter of transmittal in such form and having such provisions that Essex may reasonably request and that are customary for transactions of this nature, and which shall provide in part that such Shareholder is acquiring the Essex Common Stock for investment purposes and not with a view to distribution thereof, and such other matters as Essex may require in order to establish a private placement exemption under the Securities Act. Upon surrender of a Company Stock Certificate (or compliance with provisions hereof with respect to lost, stolen or destroyed certificates) for cancellation to Essex, or such other agent or agents as may be appointed by Essex pursuant to this Agreement, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Company Stock Certificate shall be entitled to receive from Essex in exchange therefor, a certificate representing the number of whole shares of Essex Common Stock (less the number of shares of Escrow Shares to be deposited with the Escrow Agent on such holder's behalf pursuant to Section 1.8.3(b)(i)(B) and
Article VIII hereof) to which such holder is entitled, and the Company Stock Certificate so surrendered shall be cancelled. Until so surrendered, each outstanding Company Stock Certificate will be deemed for all purposes, to evidence the right to receive the Share Consideration. In the event that any certificates representing shares of Company Capital Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the shareholder claiming such certificate to be lost, stolen or destroyed, Essex shall issue in exchange for such lost, stolen or destroyed certificate the shares of Essex Common Stock that such shareholder is entitled to receive pursuant to Section 1.8.3 hereof; PROVIDED, HOWEVER, that Essex may in its discretion and as a condition precedent to the issuance thereof, require such shareholder to provide Essex with an indemnity agreement against any claim that may be made against Essex with respect to the certificate alleged to have been lost, stolen or destroyed. The shares of Essex Common Stock that each shareholder shall be entitled to receive in connection with the Merger pursuant to this Section 1.8.5, including the Escrow Shares, shall be deemed to have been issued at the Effective Time. No interest shall accrue on the Share Consideration. If the Share Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing shares of Company Capital Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the person requesting such exchange shall pay to Essex any transfer or other taxes required by reason of the payment of the Share Consideration to a person other than the registered holder of the certificate or certificates so surrendered, or shall establish to the satisfaction of Essex that such tax has been paid or is not applicable. Notwithstanding anything to the contrary, neither Essex nor any other party hereto shall be liable to a holder of shares of Company Capital Stock for any Share Consideration delivered to a public official pursuant to applicable law, including, without limitation, abandoned property, escheat and similar laws.

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

         (b) Essex will be entitled to deduct and withhold from the Share Consideration such amounts as Essex is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the former holder of the Company Capital Stock in respect of whom such deduction and withholding were made by Essex.

         1.8.6    NO FRACTIONAL SHARES

         No certificates or scrip representing fractional shares of Essex Common Stock shall be issued by virtue of the Merger, and no dividend, stock split or other distribution with respect to Essex Common Stock shall relate to any such fractional interest, and any such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder.

         1.8.7    NO FURTHER TRANSFERS

         After the Effective Time, there shall be no transfers of any shares of Company Capital Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates formerly representing shares of Company Capital Stock are presented to the Surviving Corporation, they shall be forwarded to Essex and be canceled and exchanged in accordance with this Section 1.8.

1.9      AMENDMENT TO PROVIDE FOR ALTERNATIVE MERGER STRUCTURES

         If at any time prior to the Closing Date, Essex elects to have the Purchaser be the Surviving Corporation or elects to have the Company merge with and into Essex or have a different subsidiary of Essex merge with the Company in a forward or reverse triangular merger, the parties shall promptly enter into an amendment to this Agreement to so provide, so long as such action does not result in a breach of a representation or warranty set forth in Article II hereof or the inability to satisfy any of the conditions set forth in Articles IV and V hereof. Section 1.10(a) and (b) shall be amended as necessary to reflect any amendment under this Section 1.9.

1.10     REORGANIZATION TAX TREATMENT

         (a) Except as otherwise required by the Internal Revenue Service (the "IRS") pursuant to a determination (as defined in Section 1313 of the Code) or otherwise, or by applicable law, the parties shall not take a position on any tax returns inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code by reason of Section 368(a)(2)(D) of the Code, in the case of the merger of the Company with and into the Purchaser with the Purchaser being the surviving corporation, by reason of Section 368(a)(2)(E) of the Code, in the case of any merger of the Purchaser with and into the Company with the Company being the surviving corporation, or by reason of Section 368(a)(1)(A) itself, in the case of the merger of the Company with and into Essex.

         (b) The Company represents that it has not taken any action that would prevent the Merger from meeting the requirement under Section 368(a)(2)(E) of the Code that "substantially all of the assets" of the Company must be acquired in the Merger.

         (c) Neither Essex nor the Purchaser makes any representation or warranty with respect to any Tax consequences to the Company or its shareholders arising under this Agreement or as a result of the transactions contemplated hereby.

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

1.11     RESTRICTED SECURITIES; Certificate Legends.

         The shares of Essex Common Stock to be issued pursuant to this Article I shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") only in certain limited circumstances. Each certificate evidencing the Merger Shares to be issued pursuant to this Article I shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO ESSEX CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.


1.12 DISSENTING SHARES(a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not effectively withdrawn or lost such holder's appraisal rights under Maryland Law ("DISSENTING SHARES") shall not be converted into the consideration for Company Capital Stock set forth in Section 1.8 hereof, but the holder thereof shall only be entitled to such rights as are provided by Maryland Law.


           (b) Notwithstanding the provisions of Section 1.12(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise)such holder's appraisal rights under Maryland Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the consideration for Company Capital Stock, as applicable, set forth in Section
1.8 hereof, without interest thereon, upon surrender of the certificate representing such shares.

           (c) The Company shall give Essex (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Maryland Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Essex, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

           ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as is otherwise set forth with appropriate Section references in the disclosure memorandum attached as EXHIBIT B (the "Company Disclosure Memorandum"), and in order to induce Essex and the Purchaser to enter into and perform this Agreement and the other agreements and certificates that are required to be executed pursuant to this Agreement (collectively, the "Operative Documents"), the Company and each of the Principal Shareholders, jointly and severally (together, the "Company Parties"), represent and warrant to Essex and the Purchaser as of the date of this Agreement and as of the Closing as follows in this Article II.

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


2.1      ORGANIZATION

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to own, operate and lease its properties and assets, to carry on its business as now conducted and as currently proposed to be conducted, and to enter into and perform its obligations under this Agreement and the other Operative Documents to which the Company is a party, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of the Company's properties occupied, owned or held under lease or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" shall mean any change, event or effect that is or is reasonably likely to be materially adverse to the Company's business, operations, assets, liabilities, condition (financial or otherwise) or prospects; PROVIDED, HOWEVER, that a Company Material Adverse Effect shall not include any change, event or effect that relates to or results from (i) the announcement or other disclosure or consummation of the transactions contemplated by this Agreement or (ii) a general economic downturn.

2.2      ENFORCEABILITY

         The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and each of the certificates, instruments and documents executed or delivered by it pursuant to the terms of this Agreement. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the other Operative Documents to which the Company is a party, the consummation of the Merger, and the performance of all the Company's obligations under this Agreement and the other Operative Documents to which the Company is a party has been taken or will be taken as of or prior to the Effective Time. All such corporate action on the part of the Company's Board of Directors has been taken. This Agreement has been, and each of the other Operative Documents to which the Company is a party at the Closing will have been, duly executed and delivered by the Company, and this Agreement is, and each of the other Operative Documents to which the Company is a party will be at the Closing, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities. This Agreement has been, and each of the other Operative Documents to which each of the Principal Shareholders is a party at the Closing will have been, duly executed and delivered by each Principal Shareholder, and this Agreement is, and each of the other Operative Documents to which each of the Principal Shareholders is a party will be at the Closing, a legal, valid and binding obligation of each of the Principal Shareholders, enforceable against them in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

2.3      CAPITALIZATION

         (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company common stock.

         (b) As of the date of this Agreement, the issued and outstanding capital stock of the Company consists solely of 783,800 shares of common stock, all of which shares are held of record on the date of this Agreement beneficially by the shareholders as set forth on Schedule 2.3(b) to the Company Disclosure Memorandum. Such outstanding shares are, and immediately prior to the Closing will be, duly authorized and validly issued, fully paid and nonassessable and, to the best knowledge of the Company Parties, issued in compliance with all applicable federal and state securities laws. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Essex.

         (c) As of the date of this Agreement, other than Options to purchase up to 131,100 shares of Company Capital Stock which have been granted under the Company Plan, all of which are nonqualified options, there are no outstanding rights of first refusal or offer, preemptive rights, stock purchase rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any of its shareholders of any shares of Company Capital Stock or any securities convertible into or exchangeable for shares of Company Capital Stock. Schedule 2.3(c) to the Company Disclosure Memorandum accurately reflects the number of such Options as of the date of this Agreement, the grant or issue dates, vesting schedules and exercise or conversion prices thereof, and, in each case, the identities of the holders and an indication of their relationships to the Company (if any exist other than as a security holder). The Company has delivered to Essex true and correct copies of the Company Plan, the stock option agreements relating to Options granted thereunder, and all material deviations therefrom. Schedule 2.3(c) to the Company Disclosure Memorandum also identifies all Options or stock purchase rights that have been offered in connection with any employee or consulting agreement but that, as of the date hereof, have not been issued or granted.

         (d) Except as set forth on Schedule 2.3(d) to the Company Disclosure Memorandum, the Company is not a party or subject to any agreement or understanding, and, to the best knowledge of the Company Parties, there is no agreement or understanding between any Persons that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. Except as set forth on
Schedule 2.3(d) of the Company Disclosure Memorandum, no shareholder or any affiliate thereof is indebted to the Company, and the Company is not indebted to any shareholder or any affiliate thereof. Except as set forth on Schedule 2.3(d) to the Company Disclosure Memorandum, the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued.

         (e) All rights of refusal, co-sale rights and registration rights granted by the Company with respect to the Company Capital Stock or Options of the Company are described on Schedule 2.3(e) to the Company Disclosure Memorandum.

2.4      NO SUBSIDIARIES OR AFFILIATES

         The Company does not own and has not in the past owned, directly or indirectly, any ownership, equity, or voting interest in, or otherwise control or controlled, any corporation, partnership, limited liability company, joint venture or other entity, and has no agreement or commitment to purchase any such interest.

2.5      NO APPROVALS; NO CONFLICTS

         Except as set forth in Schedule 2.5 to the Company Disclosure Memorandum, the execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby will not
(a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority applicable to the Company, (b) require any consent, approval or authorization of, or declaration, filing or registration with, any person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority (a "Person"), except (i) compliance with applicable securities laws, (ii) the filing of all documents necessary to consummate the Merger with the SDAT, and (iii) the approval by the shareholders of the transactions contemplated hereby, as provided under Maryland Law and the Articles of Incorporation and Bylaws of the Company, (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject,
(d) result in the creation of any encumbrance or lien upon any material assets of the Company or, to the best knowledge of the Company Parties, upon any outstanding shares or other securities of the Company, (e) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of the Company, or (f) invalidate or adversely affect any permit, license or authorization currently material to the conduct of the business of the Company.

2.6      FINANCIAL STATEMENTS

         The Company has delivered to Essex (a) an audited balance sheet for the fiscal year ended September 30, 2002 and statements of income and expense of the Company for the fiscal years ended September 30, 2001 and 2002, and (b) an unaudited balance sheet and statement of income and expense of the Company as of and for the four (4) month period ended January 31, 2003. All the foregoing financial statements are herein referred to as the "Financial Statements." The balance sheet of the Company as of January 31, 2003 is herein referred to as the "Company Balance Sheet." Except as set forth in Schedule 2.6 to the Company Disclosure Memorandum, the Financial Statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") on a basis consistent with prior accounting periods and fairly present the financial position, results of operations and changes in financial position of the Company as of the dates and for the periods indicated. To the best knowledge of the Company Parties, the Company has no liabilities or obligations of any nature (absolute, contingent or otherwise) that are not fully reflected, reserved against in the Company Balance Sheet or disclosed in Schedule 2.6 to the Company Disclosure Memorandum, except liabilities or obligations incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice. The Company maintains standard systems of accounting that are adequate for its business. The Company is not a guarantor, indemnitor, surety or other obligor of any indebtedness of any other Person.

2.7      ACCOUNTS RECEIVABLE

         The accounts receivable (i) shown on the Company Balance Sheet and (ii) generated by the Company during the period subsequent to the date of the Company Balance Sheet and up to the Closing Date, are good, valid and fully collectible; PROVIDED, HOWEVER, that the Company shall not breach this representation if no more than $25,000 in Company accounts receivables become uncollectible following the Closing Date.

2.8      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except (i) as set forth in Schedule 2.8 to the Company Disclosure Memorandum and (ii) for transactions specifically contemplated in this Agreement, since the date of the Company Balance Sheet, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company have:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of the Company's business as currently conducted and as proposed to be conducted;

                  (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholder, officer, director, employee or affiliate of the Company);

                  (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants who already held such positions at that time (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment) or any increase in the compensation payable or to become payable to any director, officer, employee or consultant;

                  (d) suffered any change having or reasonably likely to have a Company Material Adverse Effect;

                  (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) individually in excess of $5,000 or in excess of $15,000 in the aggregate, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (f) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of claims, liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Company Balance Sheet, or prepaid any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred;

                  (g) knowingly permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except in the ordinary course of business and consistent with past practice;

                  (h) purchased or sold, transferred or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible);

                  (i) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                  (j) made any single capital expenditure or commitment in excess of $5,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $25,000 for additions to property, plant, equipment or intangible capital assets;

                  (k) made any change in accounting methods or practices or internal control procedure;

                  (l) issued any capital stock or other securities, or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of Company Capital Stock of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

                  (m)  paid,   loaned  or  advanced  any  amount  to,  or  sold,
transferred  or leased  any  properties  or  assets  (real,  personal  or mixed, tangible  or  intangible)  to  any  of  the  Company's  shareholders,  officers, directors or employees or any affiliate of any of the Company's shareholders, officers, directors or employees, except compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended and except for advances for travel and other business-related expenses; or

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 2.8.

2.9      TAXES

         (a) (i) To the best knowledge of the Company Parties, all Tax Returns (as defined below) required to be filed by or on behalf of the Company have been filed on a timely basis with the appropriate governmental authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns were (at the time they were filed) true, correct and complete in all material respects; (ii) all Taxes (as defined below) of the Company (whether or not reflected on any Tax Return) have been fully and timely paid; (iii) no waivers of statutes of limitation have been given or requested with respect to the Company in connection with any Tax Returns covering the Company with respect to any Taxes payable by it; (iv) no taxing authority in a jurisdiction where the Company does not file Tax Returns has made a claim, assertion, or threat to the Company that the Company is or may be subject to taxation by such jurisdiction;
(v) the Company has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable laws; and no amounts have been or would be required to be withheld with respect to the lapse of restrictions on Company Capital Stock; (vi) there are no liens with respect to Taxes on any of the Company's property or assets other than liens for current Taxes not yet payable; (vii) there are no Tax rulings, requests for rulings, or closing agreements relating to the Company which could affect the liability for Taxes or the amount of taxable income of the Company for any period (or portion of a period) after the date hereof; and
(viii) any adjustment of Taxes of the Company made by the IRS in any examination which is required to be reported to the appropriate state, local or foreign taxing authorities has been reported, and any additional Taxes due with respect thereto have been paid.

         (b) Neither  the Company nor any other  Person on behalf of the Company
(i) has filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company;
(ii) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (iii) has agreed to or is required to make any adjustments pursuant to Section 481 (a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has notice that a governmental authority has proposed any such adjustment or change in accounting method.

         (c) The Company has delivered to Essex correct and complete copies of all Tax Returns for the three (3) immediately preceding tax years, and all examination reports and statements of deficiencies assessed against or agreed to by the Company since the Company's inception.

         As used in this Agreement, the following terms shall have the following meanings:

         "Taxes" means all foreign, federal, state, county or local taxes, charges, fees, levies, imposts, duties, and other assessments, including, but not limited to, any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax; and "Tax" means any of the foregoing Taxes.

         "Tax Returns" means any return, declaration, report, claim or refund, information return, statement, or other similar document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.10     PROPERTY

                  (a) To the best knowledge of the Company Parties, the Company has good and valid title to all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is suitable for the purposes for which it presently is used. Except as set forth in Section 2.10(a) of the Company Disclosure Memorandum, no asset of the Company (tangible or intangible) is subject to any security interest. Section 2.10(a) of the Company Disclosure Memorandum lists all material items of equipment, machinery, furniture, fixtures, and tangible personal property owned or leased by the Company.

                  (b) The Company does not own any real property, nor has the Company ever owned any real property. Section 2.10(b) of the Company Disclosure Memorandum sets forth a list of all real property currently leased or subleased by or from the Company or otherwise used or occupied by the Company for the operation of the Company's businesses, the name of the lessor, the date of the lease or sublease, and each amendment thereto and, with respect to any current lease, the aggregate annual rental payable under any such lease. To the best knowledge of the Company Parties, all lease agreements are in full force and effect, valid and enforceable in accordance with their terms, and there is not, under any of such lease agreements, any existing default, no rentals are past due, and no circumstance exists, which, with notice, the passage of time or both, could constitute a default under any such lease agreement by the Company or, to the best knowledge of the Company Parties, by any other party thereto.

2.11     CONTRACTS

         2.11.1   MATERIAL CONTRACTS

         Schedule 2.11.1 to the Company Disclosure Memorandum contains a complete and accurate list (other than the Intellectual Property Rights listed on Schedule 2.15 to the Company Disclosure Memorandum) of all contracts, agreements and understandings, oral or written, to which the Company is currently a party or by which the Company is currently bound providing for potential payments by or to the Company in excess of $10,000, including, without limitation, sales and service agreements, government contracts, security agreements, license agreements, software development agreements, distribution agreements, joint venture agreements, reseller agreements, credit agreements and instruments relating to the borrowing of money (collectively, the "Material Contracts"). All Material Contracts are valid, binding and enforceable in accordance with their terms against the Company and, to the best knowledge of the Company Parties, each other party thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (ii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are in full force and effect, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the best knowledge of the Company Parties, any other party thereto is in default thereunder, nor to the best knowledge of the Company Parties is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the best knowledge of the Company Parties, any other party thereunder. True and complete copies of each written Material Contract (or written summaries of the terms of any oral Material Contract) have been delivered to Essex by the Company. Except as set forth on
Schedule 2.11.1 to the Company Disclosure Memorandum, the Company has no:

                  (a) contracts with directors, officers, shareholders, employees, agents, consultants, advisors, salespeople, sales representatives, distributors or dealers that cannot be canceled by the Company within thirty
(30) days' notice without liability, penalty or premium, any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

                  (b) employment agreement, whether express or implied, or any other agreement for services that contains severance or termination pay liabilities or obligations;

                  (c) ncompetition agreement or other arrangement that would prevent the Company from carrying on its business anywhere in the world;

                  (d) notice that any party to a Material Contract intends to cancel, terminate or refuse to renew such contract (if such contract is renewable);

                  (e) notice that any pending government contract or subcontract to be awarded and under which the Company is performing work in advance of an award will not be issued or is not reasonably likely to be issued (arrangements under pending contracts shall be described in Schedule 2.11.1 of the Company Disclosure Memorandum).

                  (f) material dispute with any of its suppliers, customers, distributors, licensors or licensees;

                  (g) product distribution agreement, development agreement, or license agreement as licensor or licensee (except for standard nonexclusive software licenses granted to end-user customers in the ordinary course of business, the form of which has been provided to Essex, or standard licenses purchased by the Company for off-the-shelf software);

                  (h) joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                  (i) instrument evidencing indebtedness for borrowed money by way of a direct loan, sale of debt securities, purchase money obligation, conditional sale or guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the Financial Statements; or

                  (j) agreements or commitments to provide indemnification.

         2.11.2   REQUIRED CONSENTS

         To the best knowledge of the Company Parties, the execution and delivery of this Agreement and the performance of the obligations of the Company hereunder will not constitute a default under any Material Contract and do not require the consent of any other party to any Material Contract, except for those consents listed on Schedule 2.11.2 to the Company Disclosure Memorandum, all of which shall be obtained prior to Closing or no later than six (6) months following Closing. The Principal Shareholders hereby undertake to obtain all such consents within six (6) months following Closing.

2.12     CLAIMS AND LEGAL PROCEEDINGS

         Except as set forth on Schedule 2.12 to the Company Disclosure Memorandum, there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the best knowledge of the Company Parties, threatened against the Company before or by any court or governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other Person. Except as set forth on Schedule 2.12 to the Company Disclosure Memorandum, to the best knowledge of the Company Parties, there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party.
Schedule 2.12 to the Company Disclosure Memorandum sets forth a description of any material disputes that have been settled or resolved by litigation or arbitration since the Company's inception.

2.13     LABOR AND EMPLOYMENT MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the best knowledge of the Company Parties, threatened against or involving the Company or any of its present or former employees. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. There is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of the Company Parties, threatened against or affecting the Company, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. No collective bargaining agreement is binding on the Company. The Company Parties have no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Schedule
2.13 to the  Company

Disclosure Memorandum lists (a) the names and current compensation amounts of all directors and officers of the Company; (b) the names of and wage rates for all nonsalaried and nonofficer salaried employees of the Company by classification, and all union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to in clause (b) above and has no, and will not incur any, material obligation or liability for severance or back pay owed through or by virtue of the Merger.

 Except as disclosed on Schedule 2.13 to the Company Disclosure Memorandum, all employees of the Company are employed on an "at will" basis.


2.14     EMPLOYEE BENEFIT PLANS

         2.14.1   EMPLOYEE BENEFIT PLAN LISTING

         Schedule 2.14.1 to the Company Disclosure Memorandum accurately lists and describes all retirement, pension, profit sharing, deferred compensation, savings, bonus, incentive, cafeteria, flexible benefits, medical, dental, vision, hospitalization, life insurance, group insurance, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, accident, sick pay, holiday, vacation, severance, stock purchase, stock option, stock appreciation rights, fringe benefit and other employee benefit plans, funds, policies, programs, contracts, arrangements and payroll practices (including, but not limited to, all "employee benefit plans," as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all employment, consulting and personal service contracts and agreements (a) sponsored, maintained or contributed to by the Company, (b) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (c) with respect to which the Company has (or could have) any obligation or liability (such plans, funds, policies, programs, contracts, arrangements and payroll practices are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan"). The Company does not have any agreement, arrangement, commitment or obligation to create (or contribute to) any additional employee benefit plan, fund, policy, program, contract, arrangement or payroll practice or to modify or amend any existing Employee Benefit Plan. There has been no amendment, written interpretation or announcement (whether or not written) by the Company relating to, or change in participation or coverage under, any Employee Benefit Plan that, either alone or together with other such items or events, could materially increase the expense of maintaining the Employee Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements.

         2.14.2   DOCUMENTS PROVIDED

         The Company has delivered to Essex true, correct and complete copies (or, in the case of unwritten Employee Benefit Plans, descriptions) of all Employee Benefit Plans (and all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information:
(a) copies of the last three (3) annual reports (Form 5500 series) filed with respect to such Employee Benefit Plan; (b) copies of the summary plan descriptions, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to such Employee Benefit Plan during the last three (3) years; (c) copies of all contracts (and any amendments thereto) relating to such Employee Benefit Plan, including, but not limited to, service provider agreements, administrative service agreements, insurance contracts, annuity contracts, investment management agreements and record-keeping agreements; and (d) the most recent determination, opinion, notification or advisory letter issued by the IRS with respect to such Employee Benefit Plan.

         2.14.3   COMPLIANCE

         With respect to each Employee Benefit Plan, (a) such Employee Benefit Plan is, and at all times since its inception has been, maintained, administered and operated in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, and all requirements prescribed thereby, including, but not limited to, ERISA and the Code; (b) all amendments and actions required to bring such Employee Benefit Plan into conformity with the applicable provisions of ERISA, the Code and other applicable laws and regulations have been made or taken within the time prescribed by law, except to the extent that such amendments or actions are not required by law to be made or taken until after the Closing Date; (c) the Company, each fiduciary of such Employee Benefit Plan and all other Persons have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by each of them in connection with such Employee Benefit Plan; (d) all returns, reports and other disclosures relating to such Employee Benefit Plan required to be filed with any governmental entity or agency or furnished to any participant or beneficiary have been properly completed or prepared and timely filed or furnished in accordance with applicable law; (e) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of ERISA or any other applicable law; and (f) no event has occurred or is threatened or about to occur that constitutes or could constitute a nonexempt prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code. Each Employee Benefit Plan that constitutes a "group health plan," as defined in
Section 607(1) or 733(a)(1) of ERISA or Section 4980B(g)(2) of the Code, has been maintained, administered and operated at all times since its inception in compliance in all material respects with (and the Company has never violated, in any material respect, any of) the requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA, Section 4980B(f) of the Code, any regulations under such ERISA and Code sections and any other applicable federal, state, local or foreign law regarding the provision or continuation of health insurance coverage or other welfare benefits (within the meaning of Section 3(1) of ERISA). Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is, and at all times since its inception has been, so qualified and its related trust or annuity contract is, and at all times since its inception has been, exempt from taxation under Section 501(a) of the Code, and each such Employee Benefit Plan (and its related trust(s) and/or annuity contract(s)) is the subject of an unrevoked favorable determination, opinion, notification or advisory letter from the IRS to that effect or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain it. Nothing has occurred since the most recent favorable determination, opinion, notification or advisory letter issued with respect to each such Employee Benefit Plan, and no circumstances exist or are reasonably expected by the Company to occur, that could cause the Company (or such Employee Benefit Plan) to lose its ability to rely on such determination letter or could cause the IRS to revoke such determination letter. No event or omission has occurred, or is reasonably expected by the Company to occur (including, but not limited to, any of the transactions contemplated in or by this Agreement), with respect to any Employee Benefit Plan that has or could subject, directly or indirectly, the Company or any other Person to a tax under Chapter 43 of Subtitle D of the Code or a penalty under Part 5 of Subtitle B of Title I of ERISA.

         2.14.4   CONTRIBUTIONS AND PREMIUM PAYMENTS

         All contributions, premiums and other payments due or required to be made to each Employee Benefit Plan under the terms of such Employee Benefit Plan, ERISA, the Code or other applicable law have been timely paid, or, if not yet due, have been properly recorded on the books of the Company.

2.14.5   RELATED EMPLOYERS

         The Company is not, and has never been, a member of (a) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (b) a group of trades or businesses under common control, within the meaning of
Section 414(c) of the Code, (c) an affiliated service group, within the meaning of Section 414(m) of the Code, or (d) any other group of Persons treated as a single employer under Section 414(o) of the Code.

         2.14.6   MULTIEMPLOYER AND TITLE IV PLANS

         The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, or any employee benefit plan, fund, program, contract or arrangement that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA.

         2.14.7   POST-TERMINATION WELFARE BENEFITS

         Except as set forth on Schedule 2.14.7 to the Company Disclosure Memorandum, neither the Company nor any Employee Benefit Plan provides or has any obligation to provide (or contribute toward the cost of) health, severance or any other welfare benefits (within the meaning of Section 3(1) of ERISA) with respect to any current or former officer, employee, agent, director or independent contractor of the Company or any other entity beyond such individual's retirement or other termination of service, other than continuation coverage mandated by Sections 601 through 608 of ERISA or Section 4980B(f) of the Code.
         2.14.8   SUITS, CLAIMS AND INVESTIGATIONS

         There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Company Parties, threatened with respect to (or against the assets of) any Employee Benefit Plan, nor, to the best knowledge of the Company Parties, is there a basis for any such action, suit or claim. No Employee Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the Department of Labor (the "DOL") or any other governmental entity or agency, and, to the best knowledge of the Company Parties, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

         2.14.9   PAYMENTS RESULTING FROM TRANSACTIONS

         Neither the execution and delivery of this Agreement or any of the other Operative Documents nor the consummation of the transactions contemplated in (or by) this Agreement or any of the other Operative Documents will (a) entitle any current or former officer, employee, agent, director or independent contractor of the Company to severance pay, unemployment compensation or any other payment from the Company or any other Person, or otherwise increase the amount of compensation due to any such individual, or (b) result in any benefit or right becoming established or increased, or accelerate the time of payment or vesting of any benefit, under any Employee Benefit Plan, whether or not some other subsequent action or event would be required to trigger any of the items specified in (a) or (b) above.

2.15     INTELLECTUAL PROPERTY

                  Section 2.15 of the Company Disclosure Memorandum is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Company or necessary for the conduct of the Company's business as conducted and as currently proposed to be conducted, as well as any agreement under which the Company has access to any confidential information used by the Company in its business (the "Intellectual Property Rights"). To the best knowledge of the Company Parties, the Company owns, or has the right to use, free and clear of all liens, charges, claims and restrictions, under the agreements and upon the terms described in Section 2.15 of the Company Disclosure Memorandum, all of the Intellectual Property Rights. To the best knowledge of the Company Parties, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently proposed, would violate any third-party intellectual property rights, and to the best knowledge of the Company Parties, the business proposed by the Company will not cause the Company to infringe or violate any third party intellectual property rights. The Company is not aware of any violation by any third party of any Intellectual Property Rights of the Company or of any defects therein or in the title thereto. The Company is not aware that any officer, employee or director is obligated under any contract (including any license, covenant or commitment of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with: (i) the performance of such person's duties as an officer, employee or director of the Company; (ii) the use of such person's best efforts to promote the interests of the Company; or (iii) the Company's business as conducted or proposed to be conducted. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

2.16     CORPORATE BOOKS AND RECORDS

         Except as set forth on Schedule 2.16 to the Company Disclosure Memorandum, the Company has furnished to Essex or its representatives for their examination true and complete copies of (a) the Articles of Incorporation and Bylaws of the Company as currently in effect, including all amendments thereto,
(b) the minute books of the Company, and (c) a stock ledger of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and such minutes accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

2.17     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Except as identified on Schedule 2.11.2 of the Company Disclosure Memorandum, the Company has received all currently required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state, local or foreign, the failure to obtain of which would have a Company Material Adverse Effect. The Company has not received any notifications of any asserted present failure by it to have obtained any such governmental approval, authorization, consent, license, order, registration or permit, or past and unremedied failure to obtain such items.

2.18     COMPLIANCE WITH LAWS

         The Company is in compliance with all federal, state, local and foreign laws, rules, regulations, ordinances, decrees and orders applicable to it, to its employees or to its property, including, without limitation, all such laws, rules, regulations, ordinances, decrees and orders relating to intellectual property protection, antitrust matters, consumer protection, currency exchange, environmental protection, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters and trading-with-the-enemy matters, except where the failure of the Company to so comply would not have a Company Material Adverse Effect. The Company has not received any notification of any asserted present or past unremedied failure by the Company to comply with any of such laws, rules, regulations, ordinances, decrees or orders.

2.19     INSURANCE

         Schedule 2.19 to the Company Disclosure Memorandum sets forth a true and correct list of all insurance policies maintained by the Company. The Company maintains commercially reasonable levels of (a) insurance on its property (including leased premises) that insures against loss or damage by fire or other casualty and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy or binder. To the best knowledge of the Company Parties, such policies or binders are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies or binders without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

2.20     BROKERS OR FINDERS

         The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby.

2.21     ABSENCE OF QUESTIONABLE PAYMENTS

         To the best knowledge of the Company Parties, neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. The Company has reasonable financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. To the best knowledge of the Company Parties, neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

2.22     BANK ACCOUNTS

         Schedule 2.22 to the Company Disclosure Memorandum sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

2.23     INSIDER INTERESTS

         Except as set forth on Schedule 2.23 to the Company Disclosure Memorandum, no shareholder or officer or director of the Company has any interest (other than as a shareholder) (a) in any real property, personal property, technology or Intellectual Property Rights used in or pertaining to the business of the Company, including, without limitation, inventions, patents, trademarks or trade names, or (b) in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. Except as set forth on Schedule 2.23 to the Company Disclosure Memorandum, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, shareholders, affiliates or any affiliate thereof. The Company and its officers and directors and, to the best knowledge of the Company Parties, the Company's shareholders have no interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity that is the same, similar to or competitive with any activity or business in which the Company is now engaged or proposes to engage; (ii) is a supplier, customer or creditor; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or currently anticipated future conduct of the Company's business.

2.24     COMPLIANCE WITH ENVIRONMENTAL LAWS

         Neither the Company nor, to the best knowledge of the Company Parties, any other Person (including, without limitation, any previous owner, lessee or sublessee) has treated, stored or disposed of any material amounts of petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on the real property, or any real property previously owned, leased, subleased or used by the Company in the operation of its business, in violation of any applicable foreign, federal, state or local statutes, regulations or ordinances, or common law, in each case as in existence at or prior to the Closing.

To the best knowledge of the Company Parties, there have been no releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants on, at or from any assets or properties, including, without limitation, the real property, owned, leased, subleased or used by the Company in the operation of its business during the time such assets or properties were owned, leased, subleased or used by the Company (or, to the best knowledge of the Company Parties, prior to such time), including, without limitation, any releases of any material amounts of petroleum, petroleum products, hazardous waste, hazardous substances, pollutants or contaminants in violation of any law.

2.25     FULL DISCLOSURE

         Except  as  set  forth  in  Schedule  2.25  of the  Company  Disclosure
Memorandum, no information furnished by the Company to Essex or its representatives in connection with this Agreement (including, but not limited to, the Financial Statements and all information in the Company Disclosure Memorandum and the other Exhibits hereto) or the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

2.26     HART-SCOTT-RODINO ACT

         The Company is its own ultimate parent entity as defined under the rules and regulations promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company is not a $10 million person as defined thereunder.

2.27     EMPLOYMENT OF REQUIRED EMPLOYEES

         Each of the Required Employees (as defined in Section 4.10) has agreed to accept the Purchaser's offer of employment pursuant to Section 6.10, which employment will be effective as of the Closing.


                 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF
                             ESSEX AND THE PURCHASER

         Except as is otherwise set forth with appropriate Section references in the disclosure memorandum attached as EXHIBIT C (the "Essex Disclosure Memorandum"), and in order to induce the Company and the Principal Shareholders to enter into and perform this Agreement and the other Operative Documents, Essex and the Purchaser, jointly and severally, represent and warrant to the Company and the Principal Shareholders as follows in this Article III:

3.1      ORGANIZATION

         Essex is a corporation duly organized validity existing and in good standing under the laws of the Commonwealth of Virginia. The Purchaser is a corporation validly existing and in good standing under the laws of the State of Maryland. Each of Essex and the Purchaser has all requisite corporate power and authority to own, operate and lease its respective properties and assets, to carry on its respective business as now conducted, and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other applicable Operative Documents to which Essex or the Purchaser is a party, and to consummate the transactions contemplated hereby and thereby. Each of Essex and the Purchaser is duly qualified and licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the character of properties occupied, owned or held under lease by Essex or the

Purchaser, as applicable, or the nature of the business conducted by Essex or the Purchaser, as applicable, makes such qualification or licensing necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations, assets, liabilities, condition (financial or other) or prospects of Essex (an "Essex Material Adverse Effect"); PROVIDED, HOWEVER, that an Essex Material Adverse Effect shall not include any change, event or effect that relates to or results from (i) the announcement or other disclosure or consummation of the transactions contemplated by this Agreement, (ii) a general economic downturn, or (iii) changes in the trading prices of Essex Common Stock. Each of Essex and the Purchaser has full corporate power and authority to execute, deliver and perform this Agreement and the other Operative Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. All the issued and outstanding shares of capital stock of the Purchaser are held of record and beneficially by Essex.

3.2      ENFORCEABILITY

         Essex and the Purchaser each have full corporate power and authority to execute, deliver and perform their obligations under this Agreement and each of the other Operative Documents to which they are a party and each of the certificates, instruments and documents executed or delivered by them pursuant to the terms of this Agreement. All corporate action on the part of Essex and the Purchaser and their respective officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the other applicable Operative Documents to which Essex or the Purchaser is a party, the consummation of the Merger and the performance of all of their respective obligations under this Agreement and the other applicable Operative Documents to which Essex or the Purchaser is a party has been taken or will be taken prior to the Effective Time. This Agreement has been, and each of the other Operative Documents to which Essex is a party will have been at the Closing, duly executed and delivered by Essex, and this Agreement is, and each of the other Operative Documents to which Essex is a party will be at the Closing, a legal, valid and binding obligation of Essex, enforceable against Essex in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities. This Agreement has been, and each of the other Operative Documents to which the Purchaser is a party will have been at the Closing, duly executed and delivered by the Purchaser, and this Agreement is, and each of the other Operative Documents to which the Purchaser is a party will be at the Closing, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, sale or issuance of securities.

3.3      SECURITIES

         The Essex Common Stock to be issued pursuant to this Agreement has been, or will be prior to the Effective Time, duly authorized for issuance, and such Essex Common Stock, when issued and delivered to the Shareholders pursuant to this Agreement, shall be validly issued, fully paid and nonassessable, and free from any preemptive rights.

3.4      NO APPROVALS OR NOTICES REQUIRED; NO CONFLICTS WITH INSTRUMENTS

         The execution, delivery and performance of this Agreement and the other Operative Documents by the Purchaser and Essex, as applicable, and the consummation by them of the transactions contemplated hereby and thereby will not (a) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law applicable to Essex or the Purchaser; (b) require any consent, approval or authorization of any Person, except (i) compliance with applicable securities laws, and (ii) the filing of all documents necessary to consummate the Merger with the SDAT; (c) result in a default (with or without the giving of notice or lapse of time, or both) under, or acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Essex or the Purchaser is a party or by which it is bound or to which any assets of Essex or the Purchaser are subject; or (d) conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws of Essex or of the Purchaser.

3.5      CAPITALIZATION

         The authorized capital stock of Essex consists of 25,000,000 shares of Essex Common Stock, of which 7,769,462 shares were issued and outstanding as of December 31, 2002, and 1,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are outstanding. The issued and outstanding shares of Essex Common Stock are validly issued, fully paid and nonassessable. Essex has reserved sufficient shares of Essex Common Stock for issuance pursuant to this Agreement. As of the date of this Agreement, except as set forth herein or on
Schedule 3.5 of the Essex Disclosure Memorandum, there are no options, warrants or other rights, agreements or commitments outstanding obligating Essex to issue shares of its capital stock.

3.6      SEC DOCUMENTS

         Essex has furnished the Shareholders with true and complete copies of its Annual Report on Form 10-KSB for the fiscal year ended December 30, 2001, all Forms 10-QSB filed after the date of such Form 10-KSB, all Forms 8-K filed after the date of such Form 10-KSB, and its Proxy Statement relating to its 2002 Annual Meeting of Shareholders (collectively, the "SEC Documents"). The SEC Documents did not on their dates of filing contain an untrue statement of material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2001, Essex has timely filed all reports required to be filed by the SEC. As of their respective filing dates (or, if amended or superseded by a later-dated filing prior to the date of this Agreement, then on the date of such filing), each of the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder.

3.7      ABSENCE OF CERTAIN CHANGES

         Since the most recent date of the financial statements included in the SEC Documents, there has not been any change which by itself or in conjunction with all other such changes, has had or could reasonably be expected to have an Essex Material Adverse Effect, except as disclosed in the SEC Documents.

3.8      FINANCIAL STATEMENTS

         The financial statements of Essex included in the SEC Documents that have been filed since January 1, 2001 have been prepared in accordance with GAAP applied on a consistent basis with prior periods (except as may be indicated in the notes thereto), and present fairly the financial position of Essex as of the dates thereof and its results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements).

3.9      ABSENCE OF UNDISCLOSED LIABILITIES

         Except as and to the extent (a) reflected in the balance sheet of Essex at December 30, 2001 (the "Essex Balance Sheet"), (b) incurred since December 30, 2001 in the ordinary course of business, or (c) set forth in Schedule 3.9 to the Essex Disclosure Memorandum, Essex does not have any liabilities or obligations of any kind or nature for which appropriate accruals or reserves have not been maintained as reflected on the Essex Balance Sheet (whether secured or unsecured, absolute, accrued, contingent or otherwise and whether due or to become due), for any period ending on or before the date thereof, which liabilities or obligations would be required to be reflected on a balance sheet of Essex prepared in accordance with GAAP.

3.10     LITIGATION AND GOVERNMENT CLAIMS

         Except as set forth in the SEC Documents, there is no pending suit, claim, action or litigation or administrative, arbitration or other proceeding or governmental investigation or inquiry against Essex or the Purchaser that would have a Material Adverse Effect on Essex and/or the Purchaser. Except as set forth in the SEC Documents, to the best knowledge of Essex, there are no such proceedings threatened or contemplated or any unasserted claims (whether or not the potential claimant may be aware of the claim), which would have a Material Adverse Effect on Essex.

3.11     INDEPENDENT INVESTIGATION

         Essex hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Company, that it has made all such reviews and inspections of the business, assets, results of operations, condition (financial and otherwise) and prospects of the Company as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on
(i) its own investigation, analysis and evaluation of the Company and (ii) the representations and warranties of the Company and the Principal Shareholders in
Article II hereof and the covenants of the Company and the Principal Shareholders in Article VI hereof.

3.12     FULL DISCLOSURE

         No information furnished by Essex or the Purchaser to the Company or its representatives in connection with this Agreement or the other Operative Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading.

                ARTICLE IV - CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF ESSEX AND THE PURCHASER

         The obligations of Essex and the Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by Essex:

4.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and the Principal Shareholders contained herein (including, without limitation, applicable Exhibits or Schedules to the Disclosure Memorandum) and in the other Operative Documents shall have been true and correct in all material respects when made and, except (a) for changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct as of the Closing Date in all material respects as though made on that date.

4.2      PERFORMANCE OF AGREEMENTS

         The Company shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by it at or prior to the Closing.

4.3      OPINION OF COUNSEL FOR THE COMPANY

         Essex shall have received the opinion letter of Jacobs & Dembert, P.A., counsel for the Company, dated the Closing Date, substantially in the form of
EXHIBIT 4.3.

4.4      COMPLIANCE CERTIFICATE

         Essex shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the Closing Date, in form and substance satisfactory to Essex, certifying that the conditions to the obligations of Essex and the Purchaser in Sections 4.1, 4.2 and 4.5 have been fulfilled.

4.5      APPROVALS AND CONSENTS

         All transfers of material permits or material licenses and all material approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the other Operative Documents, or for the continued operation of the Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All consents listed on Schedules 2.5 and 2.11.2 to the Disclosure Memorandum required in connection with the Merger shall have been obtained and delivered, except as provided in Section 2.11.2.

4.6      PROCEEDINGS AND DOCUMENTS; SECRETARY'S CERTIFICATE

         Essex shall have received a certificate of the Secretary of the Company, in form and substance satisfactory to Essex, as to the authenticity and effectiveness of the actions of the Board of Directors and Shareholders authorizing the Merger and the transactions contemplated by this Agreement and the other

Operative  Documents.   Copies  of  the  Company's  Articles  of  Incorporation,
certified by the SDAT, and Bylaws, certified by the Secretary of the Company, shall be attached to such certificate.

4.7      COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Essex, the Purchaser or the Company is subject.

4.8      SHAREHOLDER APPROVAL

         The Company shall take all action necessary in accordance with Maryland Law and the Company's Articles of Incorporation and Bylaws to convene a meeting of the Shareholders for the purpose of voting upon the approval and adoption of this Agreement and the transactions contemplated hereby (the "Shareholders' Meeting"), to be held as promptly as practicable after the date hereof. In connection therewith, the Company shall deliver a proxy statement, which shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Shareholders vote in favor of and adopt and approve the Merger at the Shareholders' Meeting. The Company shall consult with Essex regarding the date of the Shareholders' Meeting and shall not postpone or adjourn (other than for absence of a quorum) the Shareholders' Meeting without the consent of Essex. The Company shall use its reasonable best efforts to obtain the vote of its Shareholders sufficient to approve the Merger and to enable the Closing to occur as promptly as practicable.

4.9      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

4.10     EMPLOYMENT AND NONCOMPETITION ARRANGEMENTS

         Each of the individuals listed on EXHIBIT 4.10 (the "Required Employees") shall have remained employees of the Company as of Closing in accordance with Section 6.10 and shall have executed the Essex standard form of Confidentiality, Noncompetition and Invention Assignment Agreement, in the form attached hereto as EXHIBIT 6.10.

4.11     AUDITOR'S REPORT; FINANCIAL STATEMENTS

         Essex shall have received the fully audited financial statements required to be delivered by the Company pursuant to Section 2.6 and shall also have received unaudited interim financial statements of the Company for the latest current and prior fiscal years.

4.12     COMPANY PRIMARY CUSTOMERS

         The Company and the Principal Shareholders shall have provided reasonable assurance to Essex that they have contacted each of the Company's primary customers and that those customers have not objected to the Merger nor have such customers indicated that their business relationship with the Company would be adversely affected by the Merger.

4.13     TERMINATION OF CERTAIN AGREEMENTS

         Any and all rights of refusal, co-sale rights and registration rights, if any, for the benefit of the holders of Company Capital Stock or stock purchase rights of the Company shall have terminated.

4.14     EXERCISE OF STOCK PURCHASE RIGHTS; CONVERSION OF CONVERTIBLE SECURITIES

         Any and all stock purchase rights and any and all securities and notes convertible at any time into Company Capital Stock, vested and unvested, and regardless of restrictions on exercise or conversion, shall have been exercised or converted, as the case may be, for shares of Company Capital Stock prior to the Effective Time, except for Options referred to in Section 1.8.4.

4.15     ESCROW AGREEMENT

         The Principal Shareholders and the Escrow Agent shall have executed and delivered the Escrow Agreement to Essex.

4.16     LIMITATION ON DISSENTING SHARES

         Holders of no more than four percent (4.0%) of the outstanding shares of Company Capital Stock (none of which shall be a Principal Shareholder) shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.


                 ARTICLE V - CONDITIONS PRECEDENT TO OBLIGATIONS
                  OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The obligations of the Company and the Principal Shareholders to perform and observe the covenants, agreements and conditions hereof to be performed and observed by them at or before the Closing shall be subject to the satisfaction of the following conditions, which may be expressly waived only in writing signed by the Company and the Principal Shareholders.

5.1      ACCURACY OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Essex and the Purchaser contained herein and in the other Operative Documents shall have been true and correct in all material respects when made and, except for (a) changes contemplated by this Agreement and the other Operative Documents and (b) to the extent that such representations and warranties speak as of an earlier date, shall be true and correct in all material respects as of the Closing Date as though made on that date.

5.2      PERFORMANCE OF AGREEMENTS

         Essex and the Purchaser shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement or any other Operative Document to be performed and complied with by them at or prior to the Closing.

5.3      COMPLIANCE CERTIFICATE

         The Company shall have received a certificate of an officer of Essex, dated the Closing Date, substantially in form and substance reasonably satisfactory to the Company, certifying that the conditions to the obligations of the Company in Sections 5.1, 5.2 and 5.5 have been fulfilled.

5.4      LEGAL PROCEEDINGS

         No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of the transactions contemplated by this Agreement or any other Operative Document, and no litigation, investigation or administrative proceeding shall be pending which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement or any other Operative Document.

5.5      APPROVALS AND CONSENTS

         All transfers of material permits or material licenses and all material approvals of or notices to public agencies, federal, state, local or foreign, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby and by the other Operative Documents or for the continued operation of the Company as now operated, shall have been obtained, and all waiting periods specified by law shall have passed. All consents listed on Schedules 2.5 and 2.10.2 to the Disclosure Memorandum required in connection with the Merger shall have been obtained and delivered.

5.6      COMPLIANCE WITH LAWS

         The consummation of the transactions contemplated by this Agreement and the other Operative Documents shall be legally permitted by all laws and regulations to which Essex, the Purchaser or the Company is subject.

5.7      REGISTRATION RIGHTS AGREEMENT

         Essex shall have duly executed and delivered a registration rights agreement substantially in the form attached hereto as EXHIBIT 5.7 to the Shareholders.

5.8      ESCROW AGREEMENT

         Essex and the Escrow Agent shall have executed and delivered the Escrow Agreement to the Principal Shareholders.


                             ARTICLE VI - COVENANTS

         Between the date of this Agreement and the Effective Time, or such later period as set forth in Sections 6.5, 6.8, 6.9, 6.12 and 6.13, the parties covenant and agree as set forth in this Article VI.

6.1      CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER

         Unless Essex shall otherwise agree in writing, the business of the Company shall be conducted in and only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in accordance with applicable law; and the Company shall use commercially reasonable efforts to preserve intact the business organization of the Company, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with, and the goodwill of, customers, suppliers and other Persons with which the Company has significant business relations. By way of amplification and not limitation, except as otherwise contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly do any of the following without the prior written consent of Essex:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws;

                  (b) except for the issuance of shares of Company Capital Stock upon the exercise or conversion of currently outstanding stock purchase rights, issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any assets of the Company, except in the ordinary course of business and in a manner consistent with past practice, (ii) any shares of capital stock of any class of the Company, or (iii) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock or other securities, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;


                  (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or division thereof or any material amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any obligations of any Person, or make any loans or advances; (iii) enter into any contract or agreement other than in the ordinary course of business, consistent with past practice; (iv) authorize any single capital expenditure which is in excess of $5,000 or capital expenditures which are, in the aggregate, in excess of $10,000 for the Company taken as a whole;
(v) enter into any agreement in which the obligation of the Company exceeds $10,000 or which shall not terminate or be subject to termination for convenience within thirty (30) days following execution; (vi) license any technology or Intellectual Property Rights; or (vii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this subsection (e);

                  (f) enter into or amend any employment, consulting or agency agreement, or increase the compensation payable or to become payable to any of its officers, employees, agents or consultants, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, benefit, Employee Benefit Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; PROVIDED, HOWEVER, that the Company shall terminate prior to any enrollment thereunder and prior to the Closing Date its Code section 401(k) plan;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting methods, policies or procedures

(including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any Tax election or settle or compromise any Tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (j) take any action that would or is reasonably likely to result in any of the representations or warranties of the Company set forth in this Agreement being untrue in any material respect, or in any covenant of the Company set forth in this Agreement being breached, or in any of the conditions to the Merger specified in Article IV hereof not being satisfied; or

                  (k) agree to do any of the foregoing.

6.2      ACCESS TO INFORMATION; CONFIDENTIALITY

         From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees and agents of the Company to, afford the officers, employees and agents of Essex access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and shall furnish Essex with all financial, operating and other data and information as Essex, through its officers, employees or agents, may reasonably request. From the date hereof until the Effective Time, the Company shall provide Essex with monthly and other financial statements of the Company as they become available internally at the Company, all of which financial statements shall fairly present the financial position and results of operations of the Company as of the dates and for the periods therein specified. No investigation pursuant to this Section 6.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

6.3      NO ALTERNATIVE TRANSACTIONS

         Unless this Agreement shall have been terminated in accordance with its terms, other than by a breach of this Agreement by the Company or the Principal Shareholders, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any business combination with the Company or participate in any negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate or negotiate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The Company shall notify Essex promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to Essex, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement (e.g. agreement not to invest in or seek change of control of the Company) to which the Company is a party.

6.4      NOTIFICATION OF CERTAIN MATTERS

         Each party shall give prompt notice to the other parties of (a) the occurrence or nonoccurrence of any event which would be likely to cause any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate in any material respect and (b) any material failure by such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the rights or remedies available to the parties hereunder.

6.5      FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS

         Upon the terms and subject to the conditions hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, using its commercially reasonable efforts to obtain all waivers, licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and of other Persons as are necessary for the consummation of the transactions contemplated hereby and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the other Operative Documents, each party to this Agreement shall use commercially reasonable efforts to promptly take all such action. After the Closing, each party hereto, at the request of and without any further cost or expense to the other parties, will take any further actions necessary or desirable to carry out the purposes of this Agreement or any other Operative Document, to vest in the Surviving Corporation full title to all properties, assets and rights of the Company, and to effect the issuance of the Essex Common Stock to the Shareholders pursuant to the terms and conditions hereof.

6.6      SHAREHOLDER APPROVAL

         The Company will seek the approval at a special meeting of its shareholders or the written consent of such shareholders at the earliest practicable date approving the Merger, which approval will be recommended by the Board of Directors of the Company.

6.7      PROXY STATEMENT

         The Company will deliver a proxy statement to the Shareholders, in a timely manner, for the purposes of considering approval of the Merger at a duly held special meeting of such Shareholders.

6.8      PUBLICITY

         No party hereto shall issue any press release or otherwise make any statements to any third party with respect to this Agreement or the transactions contemplated hereby, other than the issuance by Essex and the Company of a joint press release announcing this Agreement and the transactions contemplated hereby or as required by law.

6.9      OPTION SHARES

         Essex shall take all corporate action necessary to reserve for issuance a sufficient number of Essex Common Stock for delivery upon exercise of the Essex Options in accordance with Section 1.8.4.

6.10     EMPLOYEE MATTERS

         Essex, on behalf of the Surviving Corporation, shall offer continued employment to each Required Employee and, as Surviving Corporation or Essex may elect in their sole discretion, to such other employees of the Company. The Required Employees and any other employees offered continued employment pursuant to this Section 6.10 shall evidence acceptance of Surviving Corporation's employment offer by executing the Essex standard form of Confidentiality, Noncompetition and Inventions Agreement, in the form attached hereto as EXHIBIT 6.10.

6.11     FINANCIAL STATEMENTS

         At least ten (10) business days prior to the Closing Date, the Company shall deliver to Essex the Financial Statements.

6.12     SALES OF ESSEX COMMON STOCK BY PRINCIPAL SHAREHOLDERS

         The Principal Shareholders shall not engage in sales of Essex Common Stock (including short sales) during the period beginning sixty (60) days prior to the Pricing Period and ending on the day following the Pricing Period.

6.13     LOCK-UP OF INITIAL SHARES AND RELEASED SHARES

         The Principal Shareholders shall not sell, assign or otherwise transfer the Initial Shares or the Released Shares prior to the Final Release Date.


                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

7.1      TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company shareholders):

                  (a) by mutual written consent;

                  (b) by either the Company or Essex, if the Merger has not been consummated by March 31, 2003; provided, HOWEVER, that the right to terminate this Agreement under this subsection (b) shall not be available to any party (i) whose failure to fulfill or cause to be fulfilled any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) for a period of ten (10) business days after the expiration by its terms of any temporary restraining order ("TRO") prohibiting or enjoining the Merger or a ruling on any preliminary injunction motion relating to such TRO;

                  (c) by either the Company or Essex, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Essex, the Purchaser or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement pursuant to this subsection (c) shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

                  (d) by the Company, in the event of a material breach by Essex of any representation, warranty or agreement contained herein; or

                  (e) by Essex, in the event of a material breach by the Company or the Principal Shareholders of any representation, warranty or agreement contained herein.

7.2      EFFECT OF TERMINATION

         In the event of the  termination of this Agreement  pursuant to Section
7.1 hereof, there shall be no further obligation on the part of any party hereto, except that nothing herein shall relieve any party from liability for any willful breach hereof.

7.3      AMENDMENT

         This Agreement may not be amended except by an instrument in writing signed by Essex, the Purchaser, the Company and the Principal Shareholders; PROVIDED, HOWEVER, that after approval of this Agreement by the Company's shareholders, no amendment will be made which by applicable law requires the further approval of the Company's shareholders without obtaining such further approval.

7.4      WAIVER

         At any time prior to the Effective Time, Essex may (a) extend the time for the performance of any obligation or other act of the Company , (b) waive any inaccuracy in the representations and warranties of the Company contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of the Company or any condition to the obligations of Essex and the Purchaser contained herein. At any time prior to the Effective Time, the Company may (a) extend the time for the performance of any obligation or other act of Essex or the Purchaser, (b) waive any inaccuracy in the representations and warranties of Essex or the Purchaser contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any agreement of Essex or the Purchaser or any condition to the obligations of the Company contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                   ARTICLE VIII - SURVIVAL AND INDEMNIFICATION

8.1      SURVIVAL

         All representations and warranties contained in this Agreement or in the other Operative Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of twenty-four (24) months after the Effective Time (the "Survival Period"), and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section 6.4 hereof; PROVIDED, however, that any claim based on fraud shall survive the Closing indefinitely. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

8.2      INDEMNIFICATION BY THE PRINCIPAL SHAREHOLDERS

         Subject to the limitations set forth in this Article VIII, from and after the Closing, each of the Principal Shareholders (the "Shareholder Indemnifying Parties") shall indemnify and hold Essex, its officers, directors and affiliates (as "affiliate" is defined in Rule 12b-2 of the Exchange Act) (the "Essex Indemnified Parties") harmless from and against, and shall reimburse the Essex Indemnified Parties for, any and all actual losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, Taxes, costs or expenses (including, but not limited to, any reasonable legal or accounting fees or expenses ("Losses") arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by the Company and the Principal Shareholders in this Agreement or in any other Operative Document or (ii) any failure by the Company or the Principal Shareholders to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document. Except as provided in the following sentences, the obligations of the Principal Shareholders hereunder shall be limited to an amount equal to the assigned value of the Merger Consideration received by the Principal Shareholders of $3,751,626 (the "Maximum Indemnity Obligation"). In the event that the actual weighted average closing price of a share of Essex Common Stock during the Pricing Period is less than $3.09, then, in such event, the Maximum Indemnity Obligation shall be reduced by an amount equal to the product of (i) 421,669 and (ii) the difference between (a) $3.09 and (b) the said actual twenty (20) day weighted average closing price of a share of Essex Common Stock during the Pricing Period. In the event that the number of Final Determination Price Shares (as defined in Section 1.8.3(b)(i)(B)(y)) is less than the number of shares of Essex Common Stock (x) released to Essex pursuant to the indemnification provisions of this Article VIII or (y) subject to pending indemnification claims, then Essex shall be entitled to recover the deficiency amount.

8.3      INDEMNIFICATION BY ESSEX

         Subject to the limitations set forth in this Article VIII, from and after the Closing, Essex (the "Essex Indemnifying Party") shall indemnify and hold the Principal Shareholders (the "Shareholder Indemnified Parties") harmless from and against, and shall reimburse the Shareholder Indemnified Parties for, any and all Losses arising out of (i) any inaccuracy or misrepresentation in, or breach of, any representation or warranty made by Essex in this Agreement or in any other Operative Document or (ii) any failure by Essex to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document. The obligation the Essex Indemnifying Party hereunder shall be limited to the amount of the Maximum Indemnity Obligation.

8.4 TERMINOLOGY; THRESHOLD AND LIMITATIONS INDEMNIFICATION; ADJUSTMENT OF SHARE CONSIDERATION

         (a) For purposes of this Article VIII (i) the Essex Indemnifying Party and the Shareholder Indemnifying Parties shall be referred to herein as the "Indemnifying Parties" or an "Indemnifying Party" as the context requires and
(ii) the Essex Indemnified Parties and the Shareholder Indemnified Parties shall be referred to as the "Indemnified Parties" or an "Indemnified Party" as the context requires.

         (b) An Indemnified Party shall not be entitled to receive any indemnification payment with respect to any claims for indemnification under this Article VIII ("Claims") until the aggregate Losses for which an Indemnified Party would otherwise be entitled to receive indemnification exceed Twenty-Five Thousand Dollars ($25,000) (the "Threshold"); PROVIDED, HOWEVER, that once such aggregate Losses exceed the Threshold, an Indemnified Party shall be entitled to indemnification for the aggregate amount of all Losses without regard to the Threshold.

         (c) The indemnification obligations of the Shareholder Indemnifying Parties under this Article VIII may be, but shall not be required to be, satisfied through reduction of the number of Escrow Shares payable to the Principal Shareholders. The number of Escrow Shares to be used as payment of any Claims shall be determined by dividing (x) the aggregate dollar amount of such Claims by (y) the weighted average closing price of a share of Essex Common Stock for the twenty (20) trading days immediately preceding the date of the Claim Notice delivered by Essex to the Principal Shareholders pursuant to
Section 8.6(a) hereof. The aggregate value of Claims paid by means of such reduction of Escrow Shares shall be deemed to reduce the total Share
Consideration  otherwise  payable  to the  Principal  Shareholders  pursuant  to
Section 1.8 of this Agreement. Any such Claims shall be deemed to reduce the Escrow Shares, pro rata with respect to each Shareholder, as determined by reference to the number of shares comprising the Share Consideration such Principal Shareholder is entitled to receive in the Merger as compared to all other Principal Shareholders.

8.5      NOTIFICATION OF INDEMNIFICATION RIGHTS

         An Indemnifying Party shall not be obligated to defend and hold harmless an Indemnified Party, or otherwise be liable to such party, with respect to any Claims made by the Indemnified Party after the expiration of the applicable time period as set forth in Section 8.1 hereof. Notwithstanding the foregoing, indemnity may be sought after the expiration of the Survival Period pursuant to this Article VIII if a Claim Notice (as defined in Section 8.6(a) hereof) shall have been delivered to the Indemnifying Parties prior to the expiration of the Survival Period.

8.6      PROCEDURE FOR INDEMNIFICATION

         (a) An Indemnified Party shall give written notice (the "Claim Notice") of any Claim for indemnification under this Article VIII to the Indemnifying Party reasonably promptly after the assertion against an Indemnified Party of any Claim by a third party (a "Third Party Claim") or, if such Claim is not in respect of a Third Party Claim, reasonably promptly after the discovery of facts upon which the Indemnified Party intends to base a Claim for indemnification pursuant to this Article VIII; PROVIDED, HOWEVER, that the failure or delay to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation or liability that the Indemnifying Party may have to the Indemnified Party except to the extent that the indemnifying party demonstrates that his, her or its ability to defend or resolve such Claim is adversely affected thereby.

         (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, an Indemnifying Party shall have the right, upon written notice given by the Indemnifying Party to the Indemnified Party within thirty (30) days after receipt by the Indemnifying Party of the notice from the Indemnified Party of any Third Party Claim, to assume the defense or handling of such Third Party Claim at the indemnifying party's sole expense, in which case the provisions of Section 8.4(c)(ii) hereof shall govern; PROVIDED, HOWEVER, that, notwithstanding the foregoing, an Essex Indemnified Party may elect to assume the defense and handle any such Third Party Claim if it determines in good faith that the resolution of such Third Party Claim could result in an adverse impact on its business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects, in which case the provisions of Section 8.6(c)(ii) hereof shall govern.

                  (ii) The Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party in connection with conducting the defense or handling of such Third Party Claim, and the Indemnifying Party shall defend or handle the same in consultation with the Indemnified Party and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnifying

Party shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of the Indemnified Party and the Indemnified Party is reasonably satisfied with such discharge and release and
(B) the Indemnified Party shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement could result in an adverse impact on the business, operations, assets, liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or prospects of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

         (c) (i) If (A) the Indemnifying Party does not give written notice to the Indemnified Party pursuant to Section 8.6(b)(i) within thirty (30) days after receipt of the notice from the Indemnified Party of any Third Party Claim of the Indemnifying Party's election to assume the defense or handling of such Third Party Claim or (B) an Essex Indemnified Party elects to assume the defense and the handling of such Third Party Claim pursuant to Section 8.6(b)(i), the provisions of Section 8.6(c)(ii) hereof shall govern.

                  (ii) The Indemnified Party may, at the Indemnifying Party's expense (which shall be paid from time to time by the Indemnifying Party as such expenses are incurred by the Indemnified Party), select counsel, after consultation with the Indemnifying Party, in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as the Indemnified Party may deem appropriate; PROVIDED, HOWEVER, that the Indemnified Party shall keep the Indemnifying Party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnified
Party defends or handles such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

8.7      REMEDIES; SPECIFIC PERFORMANCE

         The indemnification provisions of this Article VIII are in addition to, and not in derogation of, any statutory, equitable or common law remedy an Indemnified Party may have for breach of any representation, warranty or covenant contained herein. Each of the parties acknowledges and agrees that the other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties hereto agrees that the other parties hereto shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof (including the indemnification provisions hereof) in any competent court having jurisdiction over the parties, in addition to any other remedy to which they may be entitled at law or in equity.


                              ARTICLE IX - GENERAL

9.1      EXPENSES

         Regardless of whether the transactions contemplated by this Agreement are consummated, each party shall pay its own fees and expenses (including, without limitation, legal and accounting fees and expenses) incident to the negotiation, preparation and execution of this Agreement and the other

Operative Documents; provided, however, that, should any action be brought hereunder, the attorneys' fees and expenses of the prevailing party shall be paid by the other party to such action.

9.2      NOTICES

         Any notice, request or demand desired or required to be given hereunder shall be in writing given by personal delivery, confirmed facsimile transmission, or overnight courier service, in each case addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. The effective date of any notice, request or demand shall be the date of personal delivery, the date on which successful facsimile transmission is confirmed or the date actually delivered by a reputable overnight courier service, as the case may be, in each case properly addressed as provided herein and with all charges prepaid.

         TO ESSEX OR THE PURCHASER:

                  Essex Corporation
                  9150 Guilford Road
                  Columbia, Maryland  21046-1891
                  Fax: (301) 953-7780
                  Attention: Leonard E. Moodispaw, President and CEO

         with a copy to:

                  Whiteford, Taylor & Preston L.L.P.
                  7 St. Paul Street
                  Baltimore, Maryland 21202
                  Fax: (410) 347-8731
                  Attention: D. Scott Freed, Esquire

         TO THE COMPANY:

                  Sensys Development Laboratories, Inc.
                  135 National Business Parkway
                  Annapolis Junction, Maryland  20701
                  Fax: (301) 361-0150
                  Attention: Richard E. Krauss, Jr., President

         with a copy to:

                  Jacobs & Dembert, P.A.
                  One South Street, Suite 1910
                  Baltimore, Maryland 21202
                  Fax: (410) 752-8105
                  Attention: David C. Dembert, Esquire

9.3      SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9.4      ENTIRE AGREEMENT

         This Agreement and the other Operative Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

9.5      ASSIGNMENT

         This Agreement shall not be assigned prior to the Closing by operation of law or otherwise; provided, however, that the Purchaser's rights and obligations may be assigned to and assumed by any other corporation wholly owned (directly or through intermediate wholly-owned subsidiaries) by Essex.

9.6      PARTIES IN INTEREST

         This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors, heirs, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7      GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland applicable to contracts executed in and to be performed in that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Maryland state or federal court.

9.8      HEADINGS

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

9.9      COUNTERPARTS

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement will be equivalent to original documents until such time as original documents are completely executed and delivered. "Transmitted Copies" will mean copies that are reproduced or transmitted via photocopy, facsimile or other process of complete and accurate reproduction and transmission.

9.10     WAIVER OF JURY TRIAL

         Each of Essex, the Company, the Purchaser and the Principal Shareholders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the transactions contemplated hereby or the actions of such parties in the negotiation, administration, performance and enforcement hereof.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement and Plan of Merger as of the date and year first above written.


                                ESSEX CORPORATION


                                By:      /S/ LEONARD E. MOODISPAW
                                -------------------------------------
                                Leonard E. Moodispaw, President & CEO


                                SDL ACQUISITION, INC.


                                By:      /S/ LEONARD E. MOODISPAW
                                -------------------------------------
                                Leonard E. Moodispaw, President & CEO


                                SENSYS DEVELOPMENT LABORATORIES, INC.


                                By:      /S/ RICHARD E. KRAUSS, JR.
                                -------------------------------------
                                Richard E. Krauss, Jr., President


                                PRINCIPAL SHAREHOLDERS


                                   /S/ JAMES A. KATRA
                                -------------------------------------
                                 James A. Katra


                                  /S/ JEFFERY M. BROWN
                                -------------------------------------
                                 Jeffery M. Brown


                                  /S/ DAVID W. MORSBERGER
                                -------------------------------------
                                 David W. Morsberger


                                 /S/ ROBERT J. HILTON
                                -------------------------------------
                                 Robert J. Hilton

             SCHEDULES AND EXHIBITS TO AGREEMENT AND PLAN OF MERGER

                             AMONG ESSEX CORPORATION
                              SDL ACQUISITION, INC.
                      SENSYS DEVELOPMENT LABORATORIES, INC.
                                       AND
                           THE PRINCIPAL SHAREHOLDERS

                          DATED AS OF FEBRUARY 21, 2003




                              Omitted/Not Included